Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Mama’s Creations, Inc. (the “Company”) for the years ended January 31, 2024 and 2023 of our report dated April 24, 2024 included in its Registration Statements on Forms S-8 (No. 333-224260) and (No. 333-270476), Forms S-3 (No. 333-272398) and (No. 333-275206) and Form S-1 (No. 333-270087) relating to the consolidated financial statements for the two years ended January 31, 2024 and 2023 listed in the accompanying index.

/s/ Rosenberg Rich Baker Berman P.A.
Somerset, New Jersey
April 24, 2024